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PRESS CONTACT:                                       INVESTOR RELATIONS CONTACT:
Jeanette Gibson                                      Roberta De Tata
Cisco Systems, Inc.                                  Cisco Systems, Inc.
(408) 525-8965                                       (408) 527-6388
jegibson@cisco.com                                   rdetata@cisco.com

ANALYST RELATIONS CONTACT:
Art Rangle
Cisco Systems, Inc.
(408) 853-5705
arangel@cisco.com

         CISCO SYSTEMS COMPLETES ACQUISITION OF KOMODO TECHNOLOGY, INC.

     SAN JOSE, Calif.--(BUSINESS WIRE)--Sept. 25, 2000--Cisco Systems, Inc., today announced it has completed the acquisition of Komodo Technology, Inc. of Los Gatos, California.

     On July 25, 2000, Cisco announced a definitive agreement to acquire Komodo, a leading developer of Voice-over-IP (VoIP) devices that allow analog telephones to place calls over IP-based networks. This acquisition is being accounted for using purchase accounting.

About Cisco Systems

     Cisco Systems, Inc. (Nasdaq:CSCO - news) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of
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